                                                                    EXHIBIT 2(g)




                          AMENDED AND RESTATED BYLAWS

                                       OF

                             AIM SUMMIT FUND, INC.,
                             A MARYLAND CORPORATION



                      ADOPTED EFFECTIVE DECEMBER 11, 1996

                                TABLE OF CONTENTS

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

                                  ARTICLE I
                                 STOCKHOLDERS . . . . . . . . . . . . . . - 1 -
         Section 1.  Time and Place of Meetings . . . . . . . . . . . . . - 1 -
         Section 2.  Annual Meetings  . . . . . . . . . . . . . . . . . . - 1 -
         Section 3.  Special Meetings . . . . . . . . . . . . . . . . . . - 1 -
         Section 4.  Notice of Meeting of Stockholders  . . . . . . . . . - 1 -
         Section 5.  Closing of Transfer Books, Record Dates  . . . . . . - 2 -
         Section 6.  Quorum, Adjournment of Meeting . . . . . . . . . . . - 2 -
         Section 7.  Voting and Inspectors  . . . . . . . . . . . . . . . - 2 -
         Section 8.  Conduct of Stockholders Meetings . . . . . . . . . . - 3 -
         Section 9.  Validity of Proxies and Ballots  . . . . . . . . . . - 3 -
         Section 10. Nominations and Stockholder Business . . . . . . . . - 3 -

                                 ARTICLE II
                             BOARD OF DIRECTORS . . . . . . . . . . . . . - 4 -
         Section 1.  Number and Term of Office  . . . . . . . . . . . . . - 4 -
         Section 2.  Increase or Decrease in Number of Directors  . . . . - 4 -
         Section 3.  Place of Meetings  . . . . . . . . . . . . . . . . . - 4 -
         Section 4.  Regular Meetings . . . . . . . . . . . . . . . . . . - 4 -
         Section 5.  Special Meetings . . . . . . . . . . . . . . . . . . - 5 -
         Section 6.  Quorum . . . . . . . . . . . . . . . . . . . . . . . - 5 -
         Section 7.  Telephonic Meetings  . . . . . . . . . . . . . . . . - 5 -
         Section 8.  Executive Committee  . . . . . . . . . . . . . . . . - 5 -
         Section 9.  Other Committees . . . . . . . . . . . . . . . . . . - 5 -
         Section 10. Informal Action by Directors . . . . . . . . . . . . - 5 -
         Section 11. Compensation of Directors  . . . . . . . . . . . . . - 6 -

                                 ARTICLE III
                                  OFFICERS  . . . . . . . . . . . . . . . - 6 -
         Section 1.  Executive Officers . . . . . . . . . . . . . . . . . - 6 -
         Section 2.  Term of Office . . . . . . . . . . . . . . . . . . . - 6 -
         Section 3.  President  . . . . . . . . . . . . . . . . . . . . . - 6 -
         Section 4.  Chairman of the Board  . . . . . . . . . . . . . . . - 6 -
         Section 5.  Other Officers . . . . . . . . . . . . . . . . . . . - 6 -
         Section 6.  Secretary  . . . . . . . . . . . . . . . . . . . . . - 7 -
         Section 7.  Treasurer  . . . . . . . . . . . . . . . . . . . . . - 7 -

                                 ARTICLE IV
                                   STOCK  . . . . . . . . . . . . . . . . - 7 -
         Section 1.  Stock Certificates . . . . . . . . . . . . . . . . . - 7 -
         Section 2.  Transfer of Shares . . . . . . . . . . . . . . . . . - 7 -
         Section 3.  Stock Ledgers  . . . . . . . . . . . . . . . . . . . - 7 -
         Section 4.  Lost, Stolen or Destroyed Certificates . . . . . . . - 7 -

                                  ARTICLE V
                                CORPORATE SEAL  . . . . . . . . . . . . . - 8 -






                                     - i -
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
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                                 ARTICLE VI
                                FISCAL YEAR . . . . . . . . . . . . . . . - 8 -

                                 ARTICLE VII
                   INDEMNIFICATION AND ADVANCES FOR EXPENSES  . . . . . . - 8 -
         Section 1.  Indemnification of Directors and Officers  . . . . . - 8 -
         Section 2.  Advances . . . . . . . . . . . . . . . . . . . . . . - 8 -
         Section 3.  Procedure  . . . . . . . . . . . . . . . . . . . . . - 9 -
         Section 4.  Indemnification of Employees and Agents  . . . . . . - 9 -
         Section 5.  Other Rights . . . . . . . . . . . . . . . . . . . . - 9 -
         Section 6.  Subsequent Changes to Law  . . . . . . . . . . . . . - 9 -

                                ARTICLE VIII
                             AMENDMENT OF BYLAWS  . . . . . . . . . . . . - 9 -

                          AMENDED AND RESTATED BYLAWS

                                       OF

                             AIM SUMMIT FUND, INC.,
                             A MARYLAND CORPORATION



                                   ARTICLE I

                                  STOCKHOLDERS

                 Section 1. Time and Place of Meetings. Meetings of the stockholders of the Corporation need not be held except as required under the general laws of the State of Maryland, as the same may be amended from time to time. Meetings of the stockholders shall be held at places within the United States designated by the Board of Directors and set forth in the notice of the meeting.

                 Section 2. Annual Meetings. If a meeting of the stockholders of the Corporation is required by the Investment Company Act of 1940, as amended, to take action with respect to the election of directors, then such matter shall be submitted to the stockholders at a special meeting called for such purpose, which shall be deemed the annual meeting of stockholders for that year. In years in which no such action by stockholders is so required, no annual meeting of stockholders need be held.

                 Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, if any, by the President or by a majority of the Board of Directors. In addition, such special meetings shall be called by the Secretary upon receipt of a request in writing, signed by stockholders entitled to cast at least ten percent (10%) of all the votes entitled to be cast at the meeting, which states the purpose of the meeting and the matters proposed to be acted on at the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a special meeting of the stockholders held during the preceding twelve (12) months.

                 Section 4. Notice of Meeting of Stockholders. Written or printed notice of every meeting of stockholders, stating the time and place thereof (and the purpose of any special meeting), shall be given, not less than ten (10) days nor more than ninety (90) days before the date of the meeting, to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice, by delivering such notice personally, or leaving such notice at each stockholder's residence or usual place of business, or by mailing such notice, postage prepaid, addressed to each stockholder at such stockholder's address as it appears upon the books of the Corporation. Each person who is entitled to notice of any meeting shall be deemed to have waived notice if present at the meeting in person or by proxy or if such person signs a waiver of notice (either before or after the meeting) which is filed with the records of stockholders meetings.

                 Section 5. Closing of Transfer Books, Record Dates. The Board of Directors may set a record date for the purpose of making any proper determination with respect to stockholders, including determining which stockholders are entitled to notice of and to vote at a meeting, receive a dividend or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days before the date on which the action requiring the determination is taken. In the case of a meeting of stockholders, the record date shall be at least ten (10) days before the date of the meeting. Only stockholders of record on such date shall be entitled to notice of and to vote at such meeting, or to receive such dividends or rights, as the case may be.

                 Section 6. Quorum, Adjournment of Meeting. The presence in person or by proxy of stockholders entitled to cast thirty percent (30%) of all votes entitled to be cast at the meeting shall constitute a quorum at all meetings of the stockholders, except with respect to any matter which by law or the charter of the Corporation requires the separate approval of one or more classes or series of the capital stock of the Corporation, in which case the holders of one-third of the shares of each such class or series (or of such classes or series voting together as a single class) entitled to vote on the matter shall constitute a quorum; and a majority, or with respect to the election of Directors, a plurality, of all votes cast at a meeting (or cast by the holders of shares of any such classes or series whose separate approval on a matter is required) at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting, unless otherwise provided by applicable law, the Charter of the Corporation or these Bylaws. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, by a majority of all votes cast and without further notice, adjourn the same from time to time (but not more than 120 days after the original record date for such meeting) until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except business which might have been lawfully transacted had the meeting not been adjourned.

                 Section 7.  Voting and Inspectors.

                          (a)  At all meetings of the stockholders, every
stockholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. A stockholder may duly authorize such attorney in fact through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication. Unless a proxy provides otherwise, such proxy shall not be valid more than eleven (11) months after its date.

                          (b)  At any meeting of stockholders considering the
election of directors, the Board of Directors prior to the convening of such meeting may, or, if the Board has not so acted, the Chairman of the meeting may, appoint two (2) inspectors of election, who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election in strict impartiality and according to the best of their ability, and shall after the election certify the result of the vote taken. No candidate for election as a director shall be appointed to act as an inspector of election.

                          (c)  The Chairman of the meeting may cause a vote by
ballot to be taken with respect to any election or matter.

                 Section 8.  Conduct of Stockholders Meetings.

                          (a)  The meetings of the stockholders shall be
presided over by the Chairman of the Board, or if the Chairman shall not be present or if there is no Chairman, by the President, or if the President shall not be present, by a Vice President, or if no Vice President is present, by a chairman elected for such purpose at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meetings, or if the Secretary is not present, an Assistant Secretary of the Corporation shall so act, and if no Assistant Secretary is present, then a person designated by the Secretary of the Corporation shall so act, and if the Secretary has not designated a person, then the meeting shall elect a secretary for the meeting.

                          (b)  The Board of Directors of the Corporation shall
be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board of Directors or the chairman of the meeting determines that meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                 Section 9. Validity of Proxies and Ballots. At every meeting of the stockholders, all proxies shall be received and maintained by, and all ballots shall be received and canvassed by, the secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed, in which case the inspectors of election shall decide all such questions.

                 Section 10. Nominations and Stockholder Business.

                           (a)  Annual Meetings of Stockholders.

                                  (1)  Nominations of individuals for election
to the board of directors shall be made by the Board of Directors or a nominating committee of the Board of Directors, if one has been established (the "Nominating Committee"). Any stockholder of the Corporation may submit names of individuals to be considered by the Nominating Committee or the Board of Directors, as applicable, provided, however, (i) that such person was a stockholder of record at the time of submission of such names and is entitled to vote at the meeting, and (ii) that the Nominating Committee or the Board of Directors, as applicable, shall make the final determination of persons to be nominated.

                                  (2)  The business to be considered by the
stockholders at an annual meeting shall be determined by the Board of Directors of the Corporation.

                          (b)  Special Meetings of Stockholders.  Only such
business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

                          (c)  General.

                                   (1) Only such persons who are nominated in
accordance with the provisions of this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the provisions of this Section 10. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective nomination or proposal be disregarded.

                                   (2) Notwithstanding the foregoing provisions
of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                   ARTICLE II

                               BOARD OF DIRECTORS

                 Section 1. Number and Term of Office. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors initially consisting of three (3) directors, which number may be increased or decreased as herein provided. Directors shall hold office until their respective successors have been duly elected and qualify. Directors need not be stockholders.

                 Section 2. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors to a number not exceeding fifteen (15), and may appoint directors to fill the vacancies created by any increase in the number of directors, and such appointed directors shall hold office until their successors have been duly elected and qualify. The Board of Directors, by the vote of a majority of the entire Board, may decrease the number of directors to a number not less than three (3) or the number of stockholders, whichever is less, but any such decrease shall not affect the term of office of any director. Vacancies occurring other than by reason of any increase in the number of directors shall be filled as provided by the Maryland General Corporation Law.

                 Section 3. Place of Meetings. The directors may hold their meetings and keep the books of the Corporation outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time determine; and in the case of meetings, as shall be specified in the respective notices of such meetings.

                 Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the directors may from time to time determine.

                 Section 5. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board of Directors, if any, the President, or any two (2) or more of the directors, by oral, telegraphic, telephonic or written notice duly given to each director not less than one (1) business day before such meeting or, sent or mailed to each director, not less than three (3) business days before such meeting. Each director who is entitled to notice shall be deemed to have waived notice if such director is present at the meeting or, either before or after the meeting, such director signs a waiver of notice which is filed with the minutes of the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

                 Section 6. Quorum. One third (1/3) of the directors then in office (but in no event less than two (2) directors) shall constitute a quorum of the Board of Directors for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time until a quorum shall have been attained. The action of a majority of the directors present at any meeting at which there is a quorum shall be the action of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Charter or these Bylaws.

                 Section 7. Telephonic Meetings. The members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting by means of a conference telephone call or similar communications equipment if all persons participating in such meeting can simultaneously hear each other, and participation in a meeting by these means constitutes presence in person at such meeting.

                 Section 8. Executive Committee. The Board of Directors may appoint an Executive Committee consisting of two (2) or more directors.
Between meetings of the Board of Directors, the Executive Committee, if any, shall have and may exercise any or all of the powers of the Board of Directors with respect to the management of the business and affairs of the Corporation, except (a) as otherwise provided by law, and (b) the power to increase or decrease the size of, or fill vacancies on, the Board of Directors. The Executive Committee may determine its own rules of procedure, and may meet when and as the Executive Committee determines, or when directed by resolution of the Board of Directors. The presence of a majority of the Executive Committee shall constitute a quorum. The Board of Directors shall have the power at any time to change the members and powers of, to fill vacancies on, and to dissolve the Executive Committee. In the absence of any member of the Executive Committee, the members present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of such absent member.

                 Section 9. Other Committees. The Board of Directors may appoint other nominees which shall in each case consist of such number of directors (not less than two (2)), which shall have and may exercise such powers as the Board may from time to time determine, subject to applicable law. A majority of all members of any such committee may determine its action, and the time and place of its meetings, unless the Board of Directors shall provide otherwise. The Board of Directors shall have the power at any time to change the members and powers of, to fill vacancies on, and to dissolve any such committee. In the absence of any member of such committee, the members present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of such absent member.

                 Section 10. Informal Action by Directors. Except to the extent otherwise specifically prohibited by applicable law, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or such committee, and such consent is filed with the minutes of proceedings of the Board or such committee.

                 Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as directors as the Board of Directors may from time to time determine.


                                  ARTICLE III

                                    OFFICERS

                 Section 1. Executive Officers. The initial executive officers of the Corporation shall be elected by the Board of Directors as soon as practicable after the incorporation of the Corporation. The executive officers may include a Chairman of the Board, and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Chairman of the Board, if any, shall be selected from among the directors. The Board of Directors may also in its discretion appoint Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two (2) offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Corporation in more than one (1) capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two (2) or more officers.

                 Section 2. Term of Office. Unless otherwise specifically determined by the Board of Directors, the officers shall serve at the pleasure of the Board of Directors. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board of Directors may remove any officer of the Corporation at any time with or without cause.

                 Section 3. President. The President shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall generally manage the business and affairs of the Corporation. If there is no Chairman of the Board, or if the Chairman of the Board has been appointed but is absent, the President shall, if present, preside at all meetings of the stockholders and the Board of Directors.

                 Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board of Directors, if the Chairman of the Board is present. The Chairman of the Board shall have such other powers and duties as shall be determined by the Board of Directors, and shall undertake such other assignments as may be requested by the President.

                 Section 5. Other Officers. The Chairman of the Board or one or more Vice Presidents shall have and exercise such powers and duties of the President in the absence or inability to act of the President, as may be assigned to them, respectively, by the Board of Directors or, to the extent not so assigned, by the President. In the absence or inability to act of the President, the powers and duties of the President not otherwise assigned by the Board of

Directors or the President shall devolve upon the Chairman of the Board, or in the Chairman's absence, the Vice Presidents in the order of their election.

                 Section 6. Secretary. The Secretary shall have custody of the seal of the Corporation, and shall keep the minutes of the meetings of the stockholders, Board of Directors and any committees thereof, and shall issue all notices of the Corporation. The Secretary shall have charge of the stock records and such other books and papers as the Board may direct, and shall perform such other duties as may be incidental to the office or which are assigned by the Board of Directors. The Secretary shall also keep or cause to be kept a stock book, which may be maintained by means of computer systems, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number and class or series of any class of shares of stock held by them, respectively, and the dates when they became the record owners thereof, and such book shall be open for inspection as prescribed by the laws of the State of Maryland.

                 Section 7. Treasurer. The Treasurer shall have the care and custody of the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or other depositories, subject to withdrawal in such manner as these Bylaws or the Board of Directors may determine. The Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of duties in such form as the Board of Directors may require.


                                   ARTICLE IV

                                     STOCK

                 Section 1. Stock Certificates. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full number of shares of each class or series of stock of the Corporation owned by such stockholder, in such form as the Board of Directors may from time to time determine, subject to applicable law.

                 Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder(s) thereof, in person or by such holder's duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature(s) as the Corporation or its agents may reasonably require. In the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

                 Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them, respectively, shall be kept at the principal offices of the Corporation, or if the Corporation has appointed a transfer agent, at the offices of such transfer agent.

                 Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new stock certificate of any class or series may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed. The Board of Directors may in its discretion require the owner of such certificate to give bond, with sufficient surety to the Corporation and the transfer agent, if any, to indemnify the Corporation and such transfer agent against any and all losses or claims which may arise by reason of the issuance of a replacement certificate.


                                   ARTICLE V

                                 CORPORATE SEAL

                 The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. In lieu of fixing the Corporation's seal to a document, it is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word ("seal") adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.


                                   ARTICLE VI

                                  FISCAL YEAR

                 The fiscal year of the Corporation shall be determined by the Board of Directors.



                                  ARTICLE VII

                   INDEMNIFICATION AND ADVANCES FOR EXPENSES

                 Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided for by this Article shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office ("disabling conduct").

                 Section 2. Advances. The Corporation shall advance payment to any current or former director or officer of the Corporation for reasonable expenses incurred in connection with any proceeding in which the individual is made a party by reason of service as a director or officer in the manner and to the fullest extent permissible under the Maryland General Corporation Law.
Upon receipt by the Corporation of a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance if it should ultimately be determined that the requisite standard of conduct has not been met. In addition, at least one of the following





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conditions must be satisfied: (a) the individual shall provide security in form and amount acceptable to the Corporation for the foregoing undertaking, (b) the Corporation shall be insured against losses arising by reason of the advance, or (c) a majority of a quorum of directors of the Corporation who are neither interested persons, as defined in Section 2(a)(19) of the Investment Company
Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to meet the requisite standard of conduct.

                 Section 3. Procedure. At the request of any person claiming indemnification under this Article, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct, or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by, (i) the vote of a majority of a quorum of disinterested non-party directors, or (ii) an independent legal counsel in a written opinion.

                 Section 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940, as amended.

                 Section 5. Other Rights. The Board of Directors may make further provision consistent with law for indemnification and advancement of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided for by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance, other agreement, resolution of stockholders or disinterested directors, or otherwise.

                 Section 6. Subsequent Changes to Law. References in this Article are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these Bylaws shall affect any right of any person under this Article based on any event, omission or proceeding occurring prior to such amendment.


                                  ARTICLE VIII

                              AMENDMENT OF BYLAWS

                 These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors without prior notice that such alteration, amendment or repeal will be considered at such meeting.





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